Exhibit 10.19

(Space above for recorder’s use)

Recording requested by and

when recorded deliver to:

Latham & Watkins LLP
355 S. Grand Avenue, Suite 100

Los Angeles, California 90071-1560
Attn:  Kim N. A. Boras, Esq.

FIRST LIEN FEE AND LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

THIS FIRST LIEN FEE AND LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT (this “Deed of Trust”) is made as of April 5, 2018 by and among Green Plains Wood River LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Grantor”), having an address at 1811 Aksarben Drive, Omaha, NE 68106, to Fidelity National Title Insurance Company (“Trustee”), having an address at 11600 College Boulevard, Suite 205, Overland Park, KS 66210, for the benefit of BNP PARIBAS (“BNPP”), as Agent (as hereinafter defined), having an address at 787 Seventh Avenue, New York, New York 10019 (BNPP, in such capacity, together with its successors and assigns, “Beneficiary”).

RECITALS

A. BNPP, as administrative agent and as collateral agent for the Lenders (defined below) (BNPP and its successors and assigns, in such capacities, being hereinafter referred to as the “Agent”), GREEN PLAINS INC. (the “Borrower”) and certain lenders party thereto from time to time (such lenders being hereinafter referred to collectively as the “Lenders” and individually as a “Lender”) have entered into a Term Loan Agreement dated as of August 29, 2017, as amended by that certain First Amendment to Term Loan Agreement, dated as of October 16, 2017 (such Term Loan Agreement, as the same may be amended, supplemented or modified from time to time as permitted thereunder, including amendments, restatements and replacements thereof in its entirety as permitted thereunder, being hereinafter referred to as the “Loan Agreement”), pursuant to which the Lenders have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Borrower.  Any capitalized term used in this Deed of Trust that is not otherwise defined herein, either directly or by reference to another document, shall have the meaning for purposes of this Deed of Trust as it is given in the Loan Agreement.

B. Grantor is a Subsidiary of the Borrower and as such will receive substantial direct and indirect benefit from the extension of credit and other financial accommodations made to the Borrower and the Subsidiaries.

C. The Grantor has executed and delivered to the Agent a Guaranty (as it may from time to time be amended, restated, supplemented, replaced or otherwise modified, the “Guaranty”) pursuant to which the Grantor has guaranteed the obligations of the Borrower with respect to the loans made under the Loan Agreement (the “Loans”) and the other extensions of credit and financial accommodations made under each of the other Loan Documents as well as the other obligations of the Borrower under the Loan Documents, as more fully set forth therein (together with the Loans, collectively, the “Guaranteed Obligations”).

D. It is a condition to the obligation of the Lenders to make the Loans that the Grantor execute and deliver this Deed of Trust to secure the Guaranteed Obligations and all direct obligations of the Grantor under the Loan Documents (collectively the “Obligations Secured”).

E. ABL Borrowers and certain other parties have previously entered into the ABL-Cattle Credit Documents, the ABL-Grain Credit Documents and the ABL-Trade Credit Documents (as each may be amended, restated, supplemented, replaced or otherwise modified from time to time, collectively, the “Pari Passu Credit Documents”), pursuant to which the lenders thereunder have agreed to make certain loans, which extensions of credit the ABL Borrower will use for the purposes permitted under the Pari Passu Credit Documents, upon the terms and conditions contained in the Pari Passu Credit Documents.

F. The obligations of ABL Borrowers under the Pari Passu Credit Documents are secured, directly or indirectly, by, among other things, a certain Second Lien Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement executed by Grantor for the benefit of BNPP, as collateral agent for the holders of the obligations under the Pari Passu Credit Documents (BNPP, in such capacity, together with its successors and assigns, the “Pari Passu Agent”), dated as of the date hereof (as it may be amended, supplemented, replaced or otherwise modified from time to time, the “Second Lien Deed of Trust”).

G. In order to induce the Lenders to consent to the Second Lien Deed of Trust, and to induce the Lenders to extend credit and other financial accommodations and lend monies to or for the benefit of Borrower and its Subsidiaries, Agent, Pari Passu Agent, and certain other parties have entered into the ABL Intercreditor Agreements and the Term Loan Intercreditor Agreement (collectively, as each may be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Intercreditor Agreements”).

H. Pursuant to the Term Loan Intercreditor Agreement, this Deed of Trust, in first lien and security interest status, will remain prior and superior to the Second Lien Deed of Trust, and the Second Lien Deed of Trust shall remain subject, junior and subordinate to this Deed of Trust.

I. Grantor is the holder of leasehold title in and to all of the real estate located in Hall County, Nebraska (the “Leased Property”), pursuant to that certain Grain Facility Lease dated as of November 22, 2013 (as it has been amended, modified and/or supplemented to date, the “Ground Lease”) by and between Cargill, Incorporated, as landlord (“Lessor”) and Grantor, as tenant (“Lessee”), a memorandum of which was recorded on December 6, 2013, instrument number 201309517 of the Records of Hall County, Nebraska, which Leased Property forms a portion of the Mortgaged Property described below.

Article 1 GRANT
Section 1.1 Grant

.  NOW, THEREFORE, in consideration of (A) Ten Dollars ($10.00) in hand paid, the receipt and sufficiency of which are hereby acknowledged, and (B) the foregoing Recitals, for the purpose of securing the complete and timely performance and payment of all present and future indebtedness, liabilities and obligations which the Grantor has from time to time incurred or may incur or be liable to the Lenders and the Agent (each, a “Secured Party”, collectively, the “Secured Parties”) under or in connection with the Obligations Secured, THE GRANTOR HEREBY TRANSFERS, CONVEYS AND ASSIGNS TO TRUSTEE, IN TRUST WITH POWER OF SALE FOR THE USE AND BENEFIT OF AGENT, AND GRANTS AGENT (for the benefit of the Secured Parties) A SECURITY INTEREST IN, all of Grantor’s right, title and interest in and to the real estate legally described in Exhibit A hereto (the “Land”) in Hall County (the “County”), Nebraska (the “State”), including, without limitation, the leasehold estate in the Leased Property, together with any greater or additional estate therein as hereafter may be acquired by Grantor; together (i) with all right, title and interest, if any, that the Grantor may now have or hereafter acquire in and to all improvements, buildings and structures of every nature whatsoever now or hereafter located on the Land; and (ii) all air rights, water rights and powers, development rights or credits, zoning rights or other similar rights or interests that benefit or are appurtenant to the Land (all of the foregoing, including the Land and the Leased Property, the “Premises”);

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Grantor may now have or hereafter acquire in and to any of the following related to the Land:  (a) all easements, rights of way or gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses and public places, and any other interests in property constituting appurtenances to the Premises, or that hereafter shall in any way belong, relate or be appurtenant thereto; (b) all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter relating to the Real Property (as defined below), excluding any of the foregoing items that cannot be transferred or encumbered by the Grantor without causing a default thereunder or a termination thereof; (c) all hereditaments, gas, oil and minerals (with the right to extract, sever and remove such gas, oil and minerals) located in, on or under the Premises; (d) all split or division rights with respect to the Land and easements of every nature whatsoever; and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (a), (b), (c) and (d) above (all of the foregoing, the “Property Rights”);

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Grantor may now possess or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in or on, or attached to, or used or intended to be used in connection with (or with the operation of), the Premises, including (a) all apparatus, machinery and equipment of the Grantor (to the extent that any of the foregoing constitute “fixtures” under applicable law); and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (all items listed in the foregoing clauses (a) and (b), the “Fixtures”).  Grantor and Agent agree that the Premises and all of the Property Rights and Fixtures owned by the Grantor (collectively the “Real Property”) shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Deed of Trust to be real estate and covered by this Deed of Trust; and

TOGETHER WITH all the estate, right, title and interest, if any, of the Grantor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the Real Property or any part thereof (it being understood that, except as otherwise provided herein or in the Loan Agreement, the Grantor is hereby authorized to collect and receive such awards and proceeds and to give proper receipts and acquittance therefor, and to apply the same as provided herein); (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property, including all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; (iii) all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Real Property; and (iv) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property (the rights and interests described in this paragraph, the “Intangibles”).

The Grantor (i) pledges and assigns to the Agent from and after the date of the effectiveness hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security, as earnest money or as down payment for the purchase of all or any part of the Real Property) under any and all present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property (all of the foregoing, the “Rents”), and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, transfers and assigns to Agent all such leases, contracts and agreements (including all the Grantor’s rights under any contract for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral lease relating to the Real Property) (collectively the “Leases”); provided however, that subject to the terms of the Loan Agreement, so long as no Event of Default has occurred and is continuing, a license is hereby given to Grantor to collect and use such Rents.

All of the property described above, including the Land, the Leased Property, the Premises, the Property Rights, the Fixtures, the Real Property, the Intangibles, the Rents and the Leases, is called the “Mortgaged Property”.  The Mortgaged Property also includes the Ground Lease, as the same may be amended, restated, renewed or extended in the future in compliance with this Deed of Trust, including any options to purchase, extend or renew provided for in such Ground Lease (collectively, the “Subject Lease”) and any non-disturbance, attornment and recognition agreement benefiting Grantor with respect to the Subject Lease, together with all credits, deposits, privileges, rights, estates, title and interest of Grantor as tenant under the Subject Lease (including all rights of Grantor to either treat the Subject Lease as terminated or elect to retain certain rights under the Subject Lease, each pursuant to Section 36556(h)(1)(A) of the Bankruptcy Code), or any other state or deferral insolvency, reorganization, moratorium or similar law for the relief of debtors (a “Bankruptcy Law”), or any comparable right provided under any other Bankruptcy Law, together with all rights, remedies and privileges related thereto, and all books and records that contain records of payments of rent or security made under the Subject Lease and all of Grantor’s claims and rights to the payment of damages that may arise from Lessor’s failure to perform under the Subject Lease, or rejection of the Subject Lease under any Bankruptcy Law (a “Lease Damage Claim”), Beneficiary having the right, at any time and from time to time, to notify Lessor of the rights of Beneficiary hereunder.

Nothing herein contained shall be construed as constituting the Agent a mortgagee-inpossession in the absence of the taking of title and/or possession of the Mortgaged Property by the Agent.  Nothing contained in this Deed of Trust shall be construed as imposing on the Agent any obligation of any lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by the Agent.  In the exercise of the powers herein granted the Agent, prior to Agent taking title to or possession of the Mortgaged Property, no liability shall be asserted or enforced against the Agent, all such liability being expressly waived and released by the Grantor, except for any such liability arising on account of the Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

TO HAVE AND TO HOLD the Mortgaged Property, and all other properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto the Trustee and the Agent, their respective beneficiaries, successors and assigns, forever for the uses and purposes herein set forth.  Except to the extent such a release or waiver is not permitted by applicable law, the Grantor hereby releases and waives all rights of redemption or reinstatement, if any, under and by virtue of any of the laws of the State, and the Grantor hereby covenants, represents and warrants that, at the time of the execution and delivery of this Deed of Trust, (a) the Grantor has good and marketable fee simple title to the Mortgaged Property, with lawful authority to grant, remise, release, alien, convey, mortgage and warrant the Mortgaged Property, (b) the title to the Mortgaged Property is free and clear of all encumbrances, except the Permitted Liens and (c) except for the Permitted Liens, the Grantor will forever defend the Mortgaged Property against all claims in derogation of the foregoing.

Article 2 SECURITY AGREEMENT AND FINANCING STATEMENT
Section 2.1 Security Agreement

.  The Agent and the Grantor further agree that if any of the property herein mortgaged is of a nature so that a security interest therein can be created and perfected under the Uniform Commercial Code in effect in the State (the “Code”), this Deed of Trust shall constitute a security agreement, fixture filing and financing statement, and for that purpose, the following information is set forth:

(a) In addition to the foregoing grant of mortgage, the Grantor hereby grants a continuing first priority security interest to the Agent for the benefit of the Secured Parties in that portion of the Mortgaged Property in which the creation and/or perfection of a security interest is governed by the Code.

(b) The “Debtor” is the Grantor and the “Secured Party” is the Agent for the benefit of itself and the other Secured Parties.
(c) The name and address of the Debtor are as set forth in the Preamble to this document.
(d) The name and address of the Secured Party are as set forth in the Preamble to this document.
(e) The description of the types or items of property covered by this financing statement is: All of the Mortgaged Property in which a security interest may be perfected pursuant to the Code.
(f) The description of the real estate to which collateral is attached or upon which collateral is located is set forth on Exhibit A.

(g) The Agent may file this Deed of Trust, or a reproduction hereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified herein as part of the Mortgaged Property.  Any reproduction of this Deed of Trust or of any other security agreement or financing statement is sufficient as a financing statement.

(h) The Grantor authorizes the Agent to file any financing statement, continuation statement or other instrument that the Agent or the Required Lenders may reasonably deem necessary or appropriate from time to time to perfect or continue the security interest granted above under the Code.

Section 2.2 Fixture Filing

.  To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land, and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture-filing” within the meaning of Sections 9-604 and 9-502 of the Code as in effect on the date hereof.  Subject to the terms and conditions of the Loan Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein, in any other Loan Document, or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at the election of the Required Lenders.

Article 3 WARRANTIES, REPRESENTATIONS, and COVENANTS

Grantor warrants, represents, and covenants to Beneficiary and the Lenders as follows:

Section 3.1 First Lien Status

.  Grantor shall preserve and protect the first priority lien of this Deed of Trust.  If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b)(i) pay the underlying claim in full or take such other action so as to cause it to be released or (ii) contest the same in compliance with the requirements of the Loan Agreement (including, if applicable, any requirement to provide a bond or other security satisfactory to Beneficiary).

Section 3.2 Payment of Taxes on this Deed of Trust

.  Without limiting any provision of the Loan Agreement, the Grantor agrees that, if the government of the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Deed of Trust or shall levy, assess or charge any tax, assessment or imposition upon this Deed of Trust or the credit or indebtedness secured hereby or the interest of any Secured Party in the Premises or upon any Secured Party by reason of or as holder of any of  the foregoing then, the Grantor shall pay for such documentary stamps in the required amount and deliver them to the Agent or pay (or reimburse the Agent for) such taxes, assessments or impositions.  The Grantor agrees to provide to the Agent, at any time upon request, official receipts showing payment of all taxes, assessments and charges that the Grantor is required or elects to pay under this Section.  The Grantor agrees to indemnify each Secured Party against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Obligations Secured and regardless of whether this Deed of Trust shall have been released.

Section 3.3 Leases Affecting the Real Property

.  All future lessees under any Lease made after the date of recording of this Deed of Trust shall, at the direction of the Required Lenders (or at the Agent’s option) and without any further documentation, attorn to the Agent as lessor if for any reason the Agent becomes lessor thereunder, and, upon demand after an Event of Default has occurred and is continuing, pay rent to the Agent, and the Agent shall not be responsible under such Lease for matters arising prior to the Agent becoming lessor thereunder; provided that the Agent shall not become lessor or obligated as lessor under any such Leases unless and until it shall have been directed by the Required Lenders to do so, or it shall elect in writing to do so.

Section 3.4 Use of the Real Property

.  The Grantor agrees that it shall not (a) permit the public to use any portion of the Real Property in any manner that could reasonably be expected to impair the Grantor’s title to such property, or to make possible any claim of easement  by prescription or of implied dedication to public use, provided Grantor has actual knowledge of such use; (b) institute or acquiesce in any proceeding to change the zoning classification of the Real Property, nor shall the Grantor change the use of the Mortgaged Property in any material way, without the consent of the Required Lenders, which consent shall not be unreasonably withheld; and (c) permit any material legal or economic waste to occur with respect to the Mortgaged Property.

Section 3.5 Insurance

.  Subject to Section 10.1 of the Loan Agreement, the Grantor shall, at its sole expense, obtain for, deliver to, assign to and maintain for the benefit of the Agent, until the Obligations Secured are paid in full, insurance policies relating to the Mortgaged Property as specified in the Loan Agreement. Prior to an Event of Default, use of insurance proceeds shall be governed by Sections 10.1 and 6.2.3 of the Loan Agreement.  Each such policy shall name the Agent as additional insured or loss payee, as applicable, under a standard mortgage endorsement.  If an Event of Default exists and is continuing, and the Agent has given notice to the Grantor that the Agent intends to exercise its rights under this Section 3.5, then the Agent shall be entitled to (a) adjust any casualty loss and (b) apply the proceeds thereof as provided in Section 4.2 of this Deed of Trust.

Section 3.6 Real Property Taxes

.  The Grantor covenants and agrees to pay before delinquent all real property taxes, assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Premises or the Grantor and whether levied, assessed or imposed as excise, privilege or property taxes; provided that the foregoing shall not require the Grantor to pay any of the foregoing so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and so long as neither the Mortgaged Property nor any part thereof or interest therein shall be in reasonable danger of being sold, forfeited, terminated, cancelled or lost.

Section 3.7 Condemnation Awards

.  Subject to the terms of the Loan Agreement, the Grantor assigns to the Agent, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use “Eminent Domain Proceedings”).  If an Event of Default exists and is continuing and the Agent has given notice to the Grantor that the Agent intends to exercise its rights under this Section 3.7, then the Agent shall be entitled to (a) participate in and/or direct (at the sole discretion of the Required Lenders any Eminent Domain Proceedings and (b) apply the proceeds thereof as provided in Section 4.2 of this Deed of Trust.

Article 4 DEFAULT AND FORECLOSURE
Section 4.1 Remedies

.  Subject to the provisions of the Loan Agreement, upon the occurrence and during the continuance of an Event of Default, including a failure to perform or observe any of the covenants set forth in this Deed of Trust that is not cured within any applicable cure period, in addition to any rights and remedies provided for in the Loan Agreement or other Loan Document, if and to the extent permitted by applicable law, the following provisions shall apply:

(a) Power of Sale.  Agent may direct Trustee to exercise Trustee’s power of sale with respect to the Mortgaged Property, or any part thereof, in a non-judicial procedure as permitted by applicable law.  If Agent elects to exercise its power of sale with respect to the Real Property and other portions of the Mortgaged Property, or any part thereof, Trustee shall record a notice of default in each county in which any part of such Real Property and other Mortgaged Property is located in the form prescribed by applicable law and shall mail copies of such notice in the manner prescribed by applicable law.  After the time required by applicable law, Trustee shall give public notice of the sale to the persons and in the manner prescribed by applicable law. Trustee, without demand on Grantor, shall sell such Real Property and other Mortgaged Property at public auction to the highest bidder at the time and place and under the terms designated in the notice of sale in one or more parcels and in any order Trustee determines.  Trustee may postpone sale of all or any parcel of the Mortgaged Property in accordance with the provisions of applicable law. Trustee, Agent, or their designee, may purchase at any such sale.  Upon receipt of the price bid, Trustee shall deliver to the purchaser a Trustee’s deed conveying the Real Property and other Mortgaged Property that are sold.  The recitals in the deed of compliance with applicable law shall be prima facie evidence of such compliance and conclusive evidence thereof in favor of bona fide purchasers and encumbrancers for value and without notice. Grantor acknowledges that the power of sale granted in this Deed of Trust may be exercised by Trustee without prior judicial hearing. Grantor has the right to bring an action to assert the non-existence of an Event of Default or any other defense of Grantor to acceleration and sale.

Trustee shall deliver to the purchaser at the sale, within a reasonable time after the sale, a Trustee’s deed conveying the Mortgaged Property so sold without any covenant or warranty, express or implied.  The recitals in Trustee’s deed shall be prima facie evidence of the truth of the statements made therein.

(b) Agent’s Power of Enforcement.  The Agent may immediately foreclose this Deed of Trust by judicial action.  The court in which any proceeding is pending for the purpose of foreclosure of this Deed of Trust by judicial procedure or in connection with the exercise of any non-judicial power of sale by the Trustee may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Obligations Secured, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the loans and other financial accommodations hereby secured are made) for the benefit of the Secured Parties, with power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption.  The receiver, out of the Rents when collected, may pay reasonable costs incurred in the management and operation of the Real Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property, and may pay any part of the Obligations

Secured in accordance with the Loan Agreement or any deficiency decree entered in such foreclosure proceeding.  Upon or at any time after the filing of a suit to foreclose this Deed of Trust, the court in which such suit is filed shall have full power to enter an order placing the Agent in possession of the Real Property with the same power granted to a receiver pursuant to this clause (a) and with all other rights and privileges of a mortgagee-in-possession under applicable law.

(c) Agent’s Right to Enter and Take Possession, Operate and Apply Income.  The Agent shall, at the direction of Required Lenders or at its option, have the right, acting through its agents or attorneys or a receiver, with process of law, to enter upon and take possession of the Real Property, to expel and remove any persons, goods or chattels occupying or upon the same, to collect or receive all the Rents, to manage and control the Real Property, to lease the Real Property or any part thereof, from time to time, and, after deducting all reasonable attorneys’ fees and expenses of outside counsel, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, to distribute and apply the remaining net income in such order and to such of the Obligations Secured in accordance with the Loan Agreement or any deficiency decree entered in any foreclosure proceeding.

(d) Foreclosure as Mortgage.  This instrument shall be effective as a mortgage as well as a deed of trust and upon the occurrence of an Event of Default may be foreclosed as to any of the Real Property in any manner permitted by the laws of the State and any foreclosure suit may be brought by the Trustee or by the Agent.

(e) Grantor, on its own behalf and on behalf of each party hereto, hereby requests a copy of any notice of default and a copy of any notice of sale hereunder be mailed to them at the applicable address provided in the first paragraph of this Deed of Trust.

(f) Notwithstanding anything herein to the contrary, the lien and security interest granted to or for the benefit of Agent under this Deed of Trust and the exercise of any right or remedy by or for the benefit of Agent hereunder are, as among Agent, Pari Passu Agent, the Lenders and the lenders under the Pari Passu Credit Documents, subject to the provisions of the Term Loan Intercreditor Agreement, which Term Loan Intercreditor Agreement shall be solely for the benefit of Agent, Pari Passu Agent, the Lenders and the lenders under the Pari Passu Credit Documents and shall not be for the benefit of or enforceable by Borrower, any ABL Borrower or any other Loan Party.  In the event of any conflict between the terms of the Term Loan Intercreditor Agreement and this Deed of Trust, as among Agent, Pari Passu Agent, the Lenders and the lenders under the Pari Passu Credit Documents, the terms of the Term Loan Intercreditor Agreement shall govern and control.  Any reference in this Deed of Trust to “first priority lien” or words of similar effect in describing the security interests created hereunder shall be understood to refer to such priority as set forth in the Intercreditor Agreements.  All representations, warranties, and covenants in this Deed of Trust shall be subject to the provisions and qualifications set forth in this Section 4.1(f).

Section 4.2 Application of Rents or Proceeds from Foreclosure or Sale

.  Subject to the requirements of applicable law, the proceeds or avails of any trustee or foreclosure sale and all moneys received by Agent pursuant to any right given or action taken under the provisions of this Deed of Trust shall be applied as follows:

(a) To the payment of the costs and expenses of any such sale or other enforcement proceedings in accordance with the terms hereof and of any judicial proceeding wherein the same may be made (including payment of the Trustee’s fees, attorneys’  fees and costs of title evidence), and in addition thereto, reasonable compensation to Agent, its agents and counsel, and all actual out of pocket expenses, advances, liabilities and sums made or furnished or incurred by Trustee, Agent or Lenders under this Deed of Trust and the Loan Agreement and the other Loan Documents, together with interest at the maximum rate permitted by law, and all taxes, assessments or other charges, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold;

(b) In accordance with the applicable provisions of the Loan Agreement;
(c) To the payment of any other sums required to be paid by Grantor pursuant to any provision of this Deed of Trust, or any other Loan Document; and
(d) To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

The Grantor shall remain liable for any deficiency to the extent provided in the documents that create the Obligations Secured.

Section 4.3 Cumulative Remedies; Delay or Omission Not a Waiver

.  No remedy or right of the Agent shall be exclusive of, but shall be in addition to, every other remedy or right now or hereafter existing at  law or in equity.  No delay in the exercise or omission to exercise any remedy or right available during the existence of any Event of Default shall impair any  such remedy or right or be construed to be a waiver of such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature.  To the extent permitted by applicable law, every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Agent.

Section 4.4 Agent’s Remedies against Multiple Parcels

.  If more than one property,  lot or parcel is covered by this Deed of Trust, and this Deed of Trust is foreclosed upon or judgment is entered upon any Obligations Secured, (or, in the case of a trustee’s sale, shall  have  met  the statutory requirements thereof with respect to such collateral), execution may be made upon any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or  separately, and at different times or at the same time, and execution sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at the election of the Required Lenders.

Section 4.5 No Merger

.  In the event of a foreclosure of this Deed of Trust or any other mortgage or trust deed securing the Obligations Secured, the Obligations Secured then due shall, at the option of the Required Lenders, not be merged into any decree of foreclosure entered by the court, and the Trustee or Agent may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust that also secure the Obligations Secured.

Article 5 MISCELLANEOUS
Section 5.1 Notices

.  All notices and other communications hereunder shall be in writing and shall be given in the manner, within the time periods and to the applicable address identified in the Loan Agreement.

Section 5.2 Governing Law

.  This Deed of Trust shall be construed, governed and enforced in accordance with the laws of the State (without regard to the conflict of law provisions).  Wherever possible, each provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Deed of Trust shall be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Deed of Trust.

Section 5.3 Satisfaction of Deed of Trust

.  Upon full payment and performance of all the Obligations Secured, or upon satisfaction of the conditions set forth in the Loan Agreement for release of the Mortgaged Property from this Deed of Trust, then the Agent shall, promptly upon request of the Grantor, request the Trustee to reconvey the Mortgaged Property and shall surrender this Deed of Trust and evidence of satisfaction of the Obligations Secured to the Trustee. Trustee shall reconvey the Mortgaged Property without warranty to the person or persons legally entitled thereto.

Section 5.4 Successors and Assigns Included in Parties; Third Party Beneficiaries

.  This Deed of Trust shall be binding upon the parties hereto and upon the successors, assigns and vendees of the Grantor and shall inure to the benefit of the parties hereto and their respective successors and assigns; all references herein to the Grantor and to the Agent shall be deemed to include their respective successors and assigns.  The Grantor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Grantor. Wherever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. The Secured Parties shall be third party beneficiaries of the Grantor’s representations, warranties, covenants and agreements hereunder.

Section 5.5 WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION, AND REDEMPTION LAWS

.  The Grantor agrees, to the full extent permitted by law, that neither the Grantor nor anyone claiming through or under it shall set up, claim or seek to take advantage of any appraisement, valuation, stay, homestead or extension law, whether now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereof; and the Grantor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws and any right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the encumbrance hereof and agrees that the Agent or any court having jurisdiction to foreclose such encumbrance may sell the Mortgaged Property in part or as an entirety.  To the fullest extent permitted by law, the Grantor irrevocably waives all statutory or other rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof.  The Grantor further waives, to the fullest extent it may lawfully do so, all statutory and other rights in its favor, limiting concurrent actions to foreclose this Deed of Trust and the exercise of other rights with respect to the Obligations Secured, including any right vested in the Grantor or any affiliate to limit the right of the Agent to pursue or commence concurrent actions against the Grantor or any such affiliate or any property owned by any one or more of them.  Grantor further waives, to the extent permitted by applicable law, all errors and imperfections in any proceedings instituted by Agent or Trustee under this Deed of Trust and all notices of any Event of Default (except as may be provided for under the terms of this Deed of Trust) or of Agent’s or Trustee’s election to exercise or its actual exercise of any right, remedy or recourse provided for under this Deed of Trust.

Section 5.6 Interpretation with Other Documents

.  Notwithstanding anything in this Deed of Trust to the contrary, in the event of a conflict or inconsistency between this Deed of Trust and the Loan Agreement, the provisions of the Loan Agreement will govern.  To the extent any provision of this Deed of Trust specifies performance according to standards established by the Loan Agreement, then such specification shall mean the performance that would be required by the Borrower were the Borrower the owner of the Mortgaged Property and the Grantor hereunder.  Notwithstanding anything to the contrary contained herein, the lien and security interest granted to Beneficiary pursuant to this Deed of Trust and the exercise of any right or remedy by Beneficiary hereunder are subject to the provisions of the Term Loan Intercreditor Agreement.  In the event of any conflict or inconsistency between the terms and provisions of the Term Loan Intercreditor Agreement and the terms and provisions of this Deed of Trust, the terms and provisions of the Term Loan Intercreditor Agreement shall govern and control.

Section 5.7 Future Advances

.  Any and all future advances (subject to the limitations on the principal amount of Obligations Secured elsewhere contained in this Deed of Trust) under this Deed of Trust and the Loan Agreement or other Loan Documents shall have the same priority as if the future advance was made on the date that this Deed of Trust was recorded. This Deed of Trust shall secure the Obligations Secured, whenever incurred, such Obligations Secured to be due at the times provided in the Loan Agreement. Notice is hereby given that the Obligations Secured may increase as a result of any defaults hereunder by Grantor due to, for example, and without limitation, unpaid interest or late charges, unpaid taxes or insurance premiums which the Agent elects to advance, defaults under leases that the Agent elects to cure, attorney fees or costs incurred in enforcing the Loan Documents or other expenses incurred by the Agent in protecting the Collateral, the security of this Deed of Trust or the Agent’s rights and interests.

Section 5.8 Changes

.  Neither this Deed of Trust nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  To the extent permitted by law, any agreement hereafter made by the Grantor and the Agent relating to this Deed of Trust shall be superior to the rights of the holder of any intervening lien or encumbrance.

Section 5.9 CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES

.

(a) The Grantor irrevocably (i) submits to the jurisdiction of any state or federal court sitting in the State, or in such other location as may be specified in the Loan Agreement, in any action or proceeding arising out of or relating to this Deed of Trust, and the Grantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any state or federal court sitting in the State or in such other location as may be specified in the Loan Agreement.

(b) The provisions of the Loan Agreement contained in Sections 14.14 and 14.15 thereof are hereby incorporated by reference as if set out in their entirety in this Deed of Trust.

(c) To the extent that the Grantor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Grantor hereby irrevocably waives such immunity in respect of its obligations under this Deed of Trust.

(d) Grantor waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding; consents to service of process in any such action or proceeding by the mailing of a copy of such process to the Grantor as set forth in Section 5.1 hereof; and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(e) Nothing in this Section shall affect the right of the Agent to serve legal process in any other manner permitted by law or affect the right of the Agent to bring any action or proceeding against the Grantor or its property in the courts of any other jurisdiction.

Section 5.10 Time of Essence

. Time is of the essence with respect to the provisions of this Deed of Trust.

Section 5.11 No Strict Construction

.  The parties hereto have participated jointly in the negotiation and drafting of this Deed of Trust.  In the event an ambiguity or question of intent or interpretation arises, this Deed of Trust shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Deed of Trust.

Section 5.12 Agent’s Right to Appear

. After the occurrence of an Event of Default, or in any situation where the Agent or the Required Lenders reasonably determine that the Grantor’s action is not protective of the interest of the Agent in the Mortgaged Property, Agent shall have the right to appear in and defend any legal proceeding brought regarding the Mortgaged Property and to bring any legal proceeding, in the name and on behalf of the Grantor or in the Agent’s name, that the Required Lenders, in their sole discretion, determine is necessary to be brought to protect the Secured Parties’  interest in the Mortgaged Property, as long as Agent provided Grantor fifteen (15) days prior written notice of its intent to bring such proceeding, except in the event of an emergency, in which case no prior notice shall be required (but Agent shall promptly thereafter notify Grantor of the bringing of such proceeding).  Nothing herein is intended to prohibit Grantor from bringing or defending any suit relating to the Mortgaged Property.

Section 5.13 No Liability of Secured Parties

. Notwithstanding anything to the contrary contained in this Deed of Trust, this Deed of Trust is only intended as security for the Obligations Secured and the Secured Parties shall not be obligated to perform or discharge, and do not hereby undertake to perform or discharge, any obligation, duty or liability of the Grantor with respect to any of the Mortgaged Property.  Unless and until a Secured Party takes title or possession of the Mortgaged Property, either through foreclosure, the taking of a deed in lieu thereof or otherwise, no Secured Party shall be responsible or liable for the control, care, management or repair of the Mortgaged Property or for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any licensee, employee, tenant or stranger or other person.  The Grantor agrees to indemnify and hold harmless the Secured Parties from and against all loss, cost and liability incurred by the Grantor in connection with any of the foregoing that are not the responsibility of the Secured Parties in accordance with this Section; provided that the Grantor shall not be liable for such indemnification to any Secured Party to the extent that resulting from such Secured Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

Section 5.14 Indemnity

.  Grantor unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Secured Party and their respective directors, officers, employees, trustees, agents, financial advisors, consultants, affiliates and controlling persons (each such person, an “Indemnitee”) for any damages, costs, loss or expense, including response, remedial or removal costs and all fees and disbursements of counsel for any such Indemnitee, arising out of any of the following:  (i) any presence, release, threatened release or disposal of any Hazardous Material by Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property, (ii) the operation or violation of any Environmental Law by Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property, (iii) any claim for personal injury, property damage related to Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property, (iv) any claim for actual or threatened injury to, destruction of or loss of natural resources in connection with Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property and (v) the inaccuracy or breach of any environmental representation, warranty or covenant by Grantor  made herein or in any other Loan Document evidencing or securing any obligation  under the Loan Documents or setting forth terms and conditions applicable thereto or otherwise relating thereto.  The foregoing indemnity shall survive the termination of this Deed of Trust and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim thereunder.

Section 5.15 Variable Interest Rate

.  The Obligations Secured include obligations that bear interest at rates that vary from time to time, as provided in the Loan Agreement and the other documents relating to the Obligations Secured.

Section 5.16 Statutory Notice

.  IMPORTANT:  READ BEFORE SIGNING.  THE TERMS OF THIS DEED OF TRUST SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS DEED OF TRUST MAY BE LEGALLY ENFORCED.  YOU MAY CHANGE THE TERMS OF THIS DEED OF TRUST ONLY BY ANOTHER WRITTEN AGREEMENT.  THIS NOTICE IS ALSO EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS BETWEEN THE PARTIES HERETO.

Section 5.17 Limitation of Liability

.  Notwithstanding any other provision of this Deed of Trust or any other Loan Document, the liability of the Grantor hereunder shall not exceed the maximum amount of liability that the Grantor can incur without rendering this Deed of Trust void or voidable under any applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount (and, to the extent necessary to comply with the foregoing under any applicable law, the Obligations Secured shall be reduced to such maximum amount).

Section 5.18 The Subject Lease

.

Grantor represents and warrants and agrees as of the date hereof as follows:

(a) Grantor has delivered to Beneficiary a true, correct and complete copy of the Subject Lease, including all amendments and modifications thereto existing as of the date hereof.

(b) Except as expressly permitted under the Loan Agreement,  Grantor shall not enter into any new leases of all or any portion of the Leased Property except with Beneficiary’s prior written consent which consent shall not be unreasonably withheld or delayed.

(c) No material default now exists under the Subject Lease.  To Grantor’s knowledge, no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a material default or would entitle Grantor or any other party under the Subject Lease to cancel the same.

(d) Except for this Deed of Trust or other assignments in favor of Beneficiary, Grantor has not executed any assignment or pledge of the Subject Lease or of Grantor’s right, title and interest in the same.

(e) This Deed of Trust does not constitute a violation or default under the Subject Lease, and is, and shall at all times constitute a valid lien (subject only to matters permitted by this Deed of Trust) on Grantor’s interests in the Subject Lease.

(f) Grantor shall perform and observe, in all material respects, all terms, covenants, and conditions to the extent required to be performed and observed by Grantor as Lessee under the Subject Lease.  Grantor shall enforce, in all material respects, the Lessor’s obligations under the Subject Lease.

(g) Grantor shall promptly deliver to Beneficiary a copy of any notice of default or termination that it receives from the Lessor with respect to the Subject Lease.  Grantor shall promptly notify Beneficiary of any written request that either party to the Subject Lease makes for arbitration pursuant to the Subject Lease and the guidelines of the institution of any such arbitration.  Grantor shall promptly deliver to Beneficiary a copy of the arbitrators’ written determination in each such arbitration.  Beneficiary may participate in any such arbitration in such manner as Beneficiary shall determine appropriate following an Event of Default and during the continuance thereof, to the exclusion of Grantor if so determined by Beneficiary in its reasonable discretion.

(h) Subject to the terms of the Loan Agreement, Grantor shall not, without Beneficiary’s consent, (i) enter into any modification or amendment of the Subject Lease or (ii) consent to any action requested by Lessor or any third party as required pursuant to the terms and provisions of such Lease, in each case, if the same would have a material adverse effect on Grantor’s day-to-day operations at the Mortgaged Property.

(i) Grantor’s obligations under this Deed of Trust are independent of and in addition to Grantor’s obligations under the Subject Lease.  Nothing in this Deed of Trust shall be construed to require Grantor or Beneficiary to take or omit to take any action that would cause a default under the Subject Lease.

Section 5.19 Treatment of the Lease in Bankruptcy

.

(a) If the Lessor rejects or disaffirms, or seeks or purports to reject or disaffirm, the Subject Lease pursuant to any Bankruptcy Law, then Grantor shall not exercise the 365(h) Election except as otherwise provided in this Deed of Trust.  To the extent permitted by law, Grantor shall not suffer or permit the termination of any Subject Lease by exercise of the 365(h) Election or otherwise without Beneficiary’s consent.  Grantor acknowledges that because the Subject Lease is a primary element of Beneficiary’s security for the Obligations secured hereunder, it is not anticipated that Beneficiary would consent to termination of the Subject Lease.  If Grantor makes any 365(h) Election in violation of this Deed of Trust, then such 365(h) Election shall be void and of no force or effect.

(b) To the extent permissible under law, Grantor hereby assigns to Beneficiary the right to make the 365(h) Election with respect to the Subject Lease until the Obligations secured hereunder have been satisfied in full.  Grantor acknowledges and agrees that the foregoing assignment of the 365(h) Election and related rights is one of the rights that Beneficiary may use at any time to protect and preserve Beneficiary’s other rights and interests under this Deed of Trust.  Grantor further acknowledges that exercise of the 365(h) Election in favor of terminating the Subject Lease would constitute waste prohibited by this Deed of Trust.  Grantor acknowledges and agrees that the 365(h) Election is in the nature of a remedy available to Grantor under the Subject Lease, and is not a property interest that Grantor can separate from the Subject Lease as to which it arises.  Therefore, Grantor agrees and acknowledges that exercise of the 365(h) Election in favor of preserving the right to possession under the Subject Lease shall not be deemed to constitute Beneficiary’s taking or sale of the Land (or any element thereof) and shall not entitle Grantor to any credit against the Obligations secured hereunder or otherwise impair Beneficiary’s remedies.

(c) Grantor acknowledges that if the 365(h) Election is exercised in favor of Grantor’s remaining in possession under the Subject Lease, then Grantor’s resulting occupancy rights, as adjusted by the effect of Section 365 of the Bankruptcy Code, shall then be part of the Mortgaged Property and shall be subject to the lien of this Deed of Trust.

Section 5.20 Rejection of the Lease by Lessor

.  If the Lessor rejects or disaffirms the Subject Lease or purports or seeks to disaffirm such Subject Lease pursuant to any Bankruptcy Law, then:

(a) Grantor shall remain in possession of the Land demised under the Subject Lease and shall perform all acts necessary for Grantor to remain in such possession for the unexpired term of such Subject Lease (including all renewals), whether the then existing terms and provisions of such Subject Lease require such acts or otherwise; and

(b) All the terms and provisions of this Deed of Trust and the lien created by this Deed of Trust shall remain in full force and effect and shall extend automatically, to the extent permitted by law, to all of Grantor’s rights and remedies arising at any time under, or pursuant to, Section 365(h) of the Bankruptcy Code, including all of Grantor’s rights to remain in possession of the Land.

Section 5.21 Assignment of Claims to Beneficiary

.  Grantor shall notify Beneficiary promptly (i) upon learning of Lessor’s rejection of the Subject Lease pursuant to any Bankruptcy Law or (ii) in the event that Grantor sends any notice of default to Lessor pursuant to the terms of the Subject Lease. Grantor unconditionally assigns, transfers, and sets over to Beneficiary any and all Lease Damage Claims.  This assignment constitutes a present, irrevocable, and unconditional assignment of the Lease Damage Claims, and shall continue in effect until this Deed of Trust is released or terminated in accordance with Section 5.3.

Section 5.22 Offset by Grantor

.  If pursuant to Section 365(h)(1)(B) of the Bankruptcy Code or any other similar Bankruptcy Law,  Grantor seeks to offset against any rent under the Subject Lease the amount of any Lease Damage Claim, then Grantor shall notify Beneficiary of its intent to do so at least twenty (20) days before effecting such offset.  Such notice shall set forth the amounts proposed to be so offset and the basis for such offset.  If Beneficiary reasonably objects to all or any part of such offset, then Grantor shall not effect any offset of the amounts to which Beneficiary reasonably objects.  If Beneficiary approves such offset, then Grantor may effect such offset as set forth in Grantor’s notice.  Neither Beneficiary’s failure to object, nor any objection or other communication between Beneficiary and Grantor that relates to such offset, shall constitute Beneficiary’s approval of any such offset.  Grantor shall indemnify Beneficiary against any offset against the rent reserved in any Lease.

Section 5.23 Grantor’s Acquisition of Interest in Leased Parcel

.  If Grantor acquires the fee or any other interest in any Land or Improvements originally subject to the Subject Lease, then, such acquired interest shall immediately become subject to the lien of this Deed of Trust as fully and completely, and with the same effect, as if Grantor now owned it and as if this Deed of Trust specifically described it, without need for the delivery and/or recording of a supplement to this Deed of Trust or any other instrument.  In the event of any such acquisition, the fee and leasehold interests in such Land or Improvements, unless Beneficiary elects otherwise in writing, remain separate and distinct and shall not merge, notwithstanding any principle of law to the contrary.

Section 5.24 New Lease Issued to Agent

.  If the Subject Lease is for any reason whatsoever terminated before the expiration of its term and, pursuant to any provision of the Subject Lease, Beneficiary or its designee shall acquire from Lessor a new lease of the relevant leased premises, then Grantor shall have no right, title or interest in or to such new lease or the estate created thereby.

Article 6 TRUSTEE PROVISIONS
Section 6.1 Liability of Trustee

.  Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or willful misconduct.  Trustee shall not be personally liable in case of entry by him, or anyone entering by virtue of the powers herein granted him, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property.  Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.  Trustee shall be entitled to reimbursement for expenses incurred by him in the performance of his duties hereunder and to reasonable compensation for such of his services hereunder as shall be rendered.  Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties.

Section 6.2 Retention of Money

.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by her  hereunder.

Section 6.3 Successor Trustees

.  Trustee may resign by the giving of notice of such resignation in writing to Agent. If Trustee shall die, resign or become disqualified from acting in the execution of this trust or shall fail or refuse to execute the same when requested by Agent so to do, or if, for any reason, Agent shall prefer to appoint a substitute trustee to act instead of the forenamed Trustee, Agent shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the forenamed Trustee.  Agent may, from time to time, by a written instrument executed and acknowledged by Agent, mailed to Grantor and recorded in the County in which the Real Property is located and by otherwise complying with the provisions of the applicable law of the State, substitute a successor or successors to the Trustee named herein or acting hereunder.

Section 6.4 Perfection of Appointment

.  Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estate, properties, rights, powers and trusts of its, her or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Agent or of the successor Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the successor Trustee so appointed in its, her or his place.

Article 7 LOCAL LAW PROVISIONS
Section 7.1 Nebraska Provisions

. Notwithstanding anything to the contrary else in this Deed of Trust:

(a) Foreclosure by Power of Sale.  Should Beneficiary elect to foreclose by exercise of the power of sale herein contained, Beneficiary shall notify Trustee and shall deposit with Trustee this Deed of Trust, the Loan Documents and such receipts and evidence of expenditures made and secured hereby as Trustee may require. Thereafter, and only in accordance with or as permitted by the Nebraska Trust Deeds Act (as may be amended from time to time):

(i) upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to Grantor such notice of default and notice of sale and any other notice or document or instrument as then required by applicable law and/or by this Deed of Trust. Trustee shall, without demand on Grantor, after such time as may then be required by law and after recordation and/or delivery of such notice of default, notice of sale and/or any other notice required by law, sell the Mortgaged Property at the time and place of sale fixed by it in such notice of sale, either as a whole, or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as Trustee may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale.  Trustee shall deliver to such purchaser or purchasers thereof a good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. Any person, including, without limitation, Beneficiary, may purchase at such sale, and Grantor hereby covenants to warrant and defend the title of such purchaser or purchasers; and

(ii) after deducting all costs, fees and expenses of Trustee and those allowed or permitted by the Loan Agreement, including attorneys’ fees and costs of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of (i) all sums expended under the terms hereof, not then repaid, with accrued interest, (ii) all other sums then secured hereby, and (iii) the remainder, if any, to the person or persons legally entitled thereto; and

(iii) Trustee may in the manner provided by law postpone sale of all or any portion of the Mortgaged Property.

(b) Foreclosure as Mortgage.  This instrument shall be effective as a mortgage as well as a deed of trust and upon the occurrence of an Event of Default may be foreclosed as to any of the Mortgaged Property in any manner permitted by the laws of the State of Nebraska or of any other state in which any part of the Mortgaged Property is situated, and any foreclosure suit may be brought by the Trustee or by the Beneficiary.

(c) Appointment of Successor Trustee.  Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary, mailed to Grantor and recorded in the County in which the Mortgaged Property is located and by otherwise complying with the provisions of the applicable law of the State of Nebraska, substitute a successor or successors to the Trustee named herein or acting hereunder.

(d) Requests for Notice.  Grantor hereby requests a copy of any notice of default and any notice of sale hereunder be mailed to Grantor at Grantor’s addresses set forth in this Deed of Trust. While hereby expressly reserving the priority of this Deed of Trust as established by law, Trustee and Beneficiary hereunder request that a copy of any notice of default and any notice of sale under any deed of trust recorded against the Mortgaged Property either prior to, or subsequent to the date this Deed of Trust is recorded be mailed to each at the addresses set forth in this Deed of Trust.

(e) Reconveyance by Trustee.  Upon written request of Beneficiary stating that all sums secured hereby have been irrevocably paid in full, Trustee shall reconvey to Grantor, or to the person or persons legally entitled thereto, without warranty, any portion of the Trust Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.19

IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

GRANTOR:	Green Plains Wood River LLC, a Delaware limited liability company
	By:	/s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

STATE OF NEBRASKA)

) ss.:

COUNTY OF DOUGLAS)

The foregoing instrument was acknowledged before me on this 29th day of March, 2018, by Michelle Mapes, the Chief Legal & Administration Officer of Green Plains Wood River LLC, a Delaware limited liability company, on behalf of said limited liability company.

/s/ Ronda Alcala

Notary Public

My commission expires:

9/29/20

S-1

Exhibit 10.19

EXHIBIT A

Legal Description (Hall County and Buffalo County)

Tract A: (Fee Interest)

Lot 2, Cargill Addition, Wood River, Hall County, Nebraska.

Tract B: (Leasehold Interest as evidenced by that certain Grain Facility Lease by and between Cargill, Incorporated as Landlord/Lessor and Green Plains Wood River LLC as Tenant/Lessee, as evidenced by the Memorandum of Lease dated November 26, 2013 filed December 6, 2013 as instrument number 201309517 in the Register of Deeds of Hall County, Nebraska)

Lot 1, Cargill Addition, Wood River, Hall County, Nebraska, formerly known and described as follows:

All that part of the S 1/2 SE 1/4 of Section 24, in Section 24, in Township 10 North, Range 12 West of the 6th P.M., Hall County, Nebraska, which lies South of the center line of the Union Pacific Railroad Company right of way, being a triangular piece of ground more particularly described as follows:

Beginning at the intersection of said center line of right of way with the East line of said Section 24, running thence South along said East Section line for a distance of 868 feet to the Southeast corner of said Section running thence West along the South line of said Section for a distance of 2,246 feet to its point of intersection with the center line of said right of way, running thence in a Northeasterly direction along said center line of the place of beginning;

Subject however, to the Union Pacific Railroad right of way less that part conveyed to the State of Nebraska by Warranty Deed recorded in Book 79, Page 573 in the office of the Register of Deeds in Hail County, Nebraska; and subject to the county roads.

AND EXCEPT

Part of the S 1/2 SE 1/4 of Section 24, in Township 10 North, Range 12 West of the 6th P.M., Hall County, Nebraska, more particularly described as follows:

Commencing at a point on the East line of the SE 1/4, said point being 526.13 feet North of the Southeast corner of said Section 24; thence 133.0 feet West perpendicular to the East line of the SE 1/4 of said Section 24 to a point; thence 75.0 feet North parallel to the East line of the Union Pacific Railroad Company; thence 142.62 feet Northeasterly along the Southerly right of way line of said railroad, to a point on the East line of the SE 1/4 of said Section 24; thence 126.49 feet South along the East line of the SE 1/4 of said Section 24, to the point of beginning.

Tract C (Water Rights)   (described in the 2013 Specialty Warranty Deed as Tract B-1-Restrictive Covenant and Easement Interest)

All rights and interest in and to, all ground water and surface water rights located on, appurtenant to or used in connection with Tract B (collectively, the "Water Rights") as described in the Water Rights Deed and Declaration of Restrictive Covenants and Easements recorded in the Register of Deeds of Hall County, Nebraska filed December 22, 2006 at Instrument No. 200611329 and in the Register of Deeds of Buffalo County, Nebraska filed December 21, 2006 at Instrument No. 20069709, which Tract B is more particularly described as:

Tract B:

A tract of land being part of the Southeast Quarter of the Southeast Quarter (SE1/4 SE1/4) of Section Two (2) and the Northeast Quarter of the Northeast Quarter (NE1/4 NE1/4) and part of the Northwest Quarter of the Northeast Quarter (NW1/4 NE1/4) of Section Eleven (11) and all located in Township Eight (8) North, Range Fourteen (14) West of the Sixth Principal Meridian, Buffalo County, Nebraska, and all more particularly described as follows: Referring to the Northwest corner of the Northeast Quarter of said Section 11 and assuming the west line of said Northeast Quarter as bearing S 00°16'59" E and all bearings contained herein are relative thereto; thence S 00°16'59" E on said west line a distance of 195.87 feet to the ACTUAL PLACE OF BEGINNING; thence S 00°16'59" E a distance of 1131.14 feet to the Southwest corner of said Northwest Quarter of the Northeast Quarter;

Exhibit A-1

thence S 84°47'50" E and on the south line of said Northwest Quarter of the Northeast Quarter and the Northeast Quarter of the Northeast Quarter a distance of 2683.29 feet to the southeast corner of said Northeast Quarter of the Northeast Quarter; thence N 00°03'16" E and on the east line of said Northeast Quarter a distance of 1334.54 feet to the northeast corner of the Northeast Quarter of said Section 11; said point also being the southeast corner of the Southeast Quarter of said Section 2; thence N 00°36'23" W and on the east line of the Southeast Quarter of said Section 2 a distance of 424.14 feet; thence S 77°47'11" W a distance of 2067.23 feet; thence N 85°21'26" W a distance of 656.31 feet to the place of beginning.

Tract C-1 (Water Rights Easement Interest)

Non-exclusive easements to and over the Leisinger Property (i) for pedestrian and vehicular ingress, egress and across to and (ii) to install, maintain, repair, replace and utilize pumps, pipelines, other equipment and transmission lines for the purpose of exercising and utilizing the Water Rights, as described in the Water Rights Deed and Declaration of Restrictive Covenants and Easements recorded in the Register of Deeds of Hall County, Nebraska filed December 22, 2006 at Instrument No. 200611329 and in the Register of Deeds of Buffalo County, Nebraska filed December 21, 2006 at Instrument No. 20069709, which Leisinger Property is more particularly described as follows:

Tract A:

A tract of land being part of Government Lot Nine (9) and part of Government Lot Ten (10) and part of the Southeast Quarter of the Southeast Quarter (SE1/4 SE1/4) and part of the Southwest Quarter of the Southeast Quarter (SW1/4 SE1/4) of Section Two (2) and part of the Northwest Quarter of the Northeast Quarter (NW1/4 NE1/4) of Section Eleven (11) and located in Township Eight (8) North, Range Fourteen (14) West of the Sixth Principal Meridian, Buffalo County, Nebraska, and all more particularly described as follows: Beginning at the Southwest corner of the Southeast Quarter of said Section 2, said place of beginning being the Northwest corner of the Northeast Quarter of said Section 11 and assuming the west line of the Southeast Quarter of said Section as bearing N 02°52'01" E and all bearings contained herein are relative thereto; thence N 02°52'01" E on said west line a distance of 1267.6 feet to a point on the south line of a public road; thence N 78°21'08" E and on the south line of said public road a distance of 2286.59 feet; thence S 00°50'57" E a distance of 183.22 feet; thence N 85°45'35" E a distance of 356.26 feet to the east line of said Section 2; thence S 00°36'23" E and on said east line a distance of 1382.54 feet; thence S 77°47'11" W a distance of 2067.23 feet; thence N 85°21'26" W a distance of 656.31 feet to the west line of the Northeast Quarter of said Section 11; thence N 00°16'59" W and on said west line a distance of 195.87 feet to the place of beginning.

Tract B:

A tract of land being part of the Southeast Quarter of the Southeast Quarter (SE1/4 SE1/4) of Section Two (2) and the Northeast Quarter of the Northeast Quarter (NE1/4 NE1/4) and part of the Northwest Quarter of the Northeast Quarter (NW1/4 NE1/4) of Section Eleven (11) and all located in Township Eight (8) North, Range Fourteen (14) West of the Sixth Principal Meridian, Buffalo County, Nebraska, and all more particularly described as follows: Referring to the Northwest corner of the Northeast Quarter of said Section 11 and assuming the west line of said Northeast Quarter as bearing S 00°16'59" E and all bearings contained herein are relative thereto; thence S 00°16'59" E on said west line a distance of 195.87 feet to the ACTUAL PLACE OF BEGINNING; thence S 00°16'59" E a distance of 1131.14 feet to the Southwest corner of said Northwest Quarter of the Northeast Quarter; thence S 84°47'50" E and on the south line of said Northwest Quarter of the Northeast Quarter and the Northeast Quarter of the Northeast Quarter a distance of 2683.29 feet to the southeast corner of said Northeast Quarter of the Northeast Quarter; thence N 00°03'16" E and on the east line of said Northeast Quarter a distance of 1334.54 feet to the northeast corner of the Northeast Quarter of said Section 11; said point also being the southeast corner of the Southeast Quarter of said Section 2; thence N 00°36'23" W and on the east line of the Southeast Quarter of said Section 2 a distance of 424.14 feet; thence S 77°47'11" W a distance of 2067.23 feet; thence N 85°21'26" W a distance of 656.31 feet to the place of beginning.

Tract D: (Easement Interest)

A parcel of land located in the South Half of the Northwest Quarter of Section 24, Township 10 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as described in Instrument No. 200805469, filed June 25, 2008 in the records of Hall County, Nebraska, and more particularly described as follows:

Exhibit A-2

Commencing at the Southwest corner of said Northwest Quarter, thence N00°00'26"E (assumed bearing) along the west line said South Half of the Northwest Quarter a distance of 2.52 feet to the place of beginning; thence N00°00'26"E along said west line a distance of 60.00 feet; thence S89°59'34"E perpendicular to the west line said South Half of the Northwest Quarter a distance of 140.00 feet; thence S00°00'26"W parallel with the west line of said South Half of the Northwest Quarter a distance of 60.00 feet; thence N89°59'34"W perpendicular to the west line said South Half of the Northwest Quarter a distance of 140.00 feet to the place of beginning.

Tract E: (Easement Interest)

Parcel 1:

Non-exclusive easements over part of the Southeast Quarter of the Southwest Quarter of Section 24, Township 10 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 24, 2007, filed June 5, 2007 as Instrument No. 200704654.

Parcel 2:

Non-exclusive easements over part of the South Half of the Northwest Quarter and the North Half of the Southwest Quarter of Section 24, Township 10 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 22, 2007, filed August 30, 2007 as Instrument No. 200707455;

AND

Non-exclusive easements over part of the South Half of the Northwest Quarter and the North Half of the Southwest Quarter of Section 24, Township 10 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated August 27, 2007, filed September 26, 2007 as Instrument No. 200708273.

Parcel 3:

Non-exclusive easements over part of the North Half of the Northwest Quarter of Section 24, Township 10 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 25, 2007, filed July 10, 2007 as Instrument No. 200705833.

Parcel 4:

Non-exclusive easements over part of the Southwest Quarter of Section 13, and part of the South Half of the Southwest Quarter of Section 12, all in Township 10 North, Range 12 West of the 6th P.M., in Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 23, 2007, filed June 5, 2007 as Instrument No. 200704651.

Parcel 5:

Non-exclusive easements over part of the Northwest Quarter of Section 13, and part of the East Half of the Southwest Quarter of Section 1, all in Township 10 North, Range 12 West of the 6th P.M., in Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 7, 2007, filed May 17, 2007 as Instrument No. 200704006.

Parcel 6:

Non-exclusive easements over part of the Southwest Quarter of Section 13, and part of the South Half of the Southwest Quarter of Section 12, all in Township 10 North, Range 12 West of the 6th P.M., in Hall County, Nebraska, as contained in Pipeline Easement by Owner dated November 5, 2007, filed November 29, 2007 as Instrument No. 200710027.

Exhibit A-3

Parcel 7:

Non-exclusive easements over part of the North Half of the Southwest Quarter of Section 12, Township 10 North, Range 12 West of the 6th P.M., in Hall County, Nebraska, as contained in Pipeline Easement by Owner dated June 25, 2007, filed August 30, 2007 as Instrument No. 200707456.

Parcel 8:

Non-exclusive easements over part of the North Half of the Northwest Quarter and the South Half of the Northwest Quarter of Section 12, Township 10 North, Range 12 West of the 6th P.M., in Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 8, 2007, filed May 17, 2007 as Instrument No. 200704007.

Parcel 9:

Non-exclusive easements over part of the Northwest Quarter of Section 1, Township 10 North, Range 12 West of the 6th P.M., in Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 21, 2007, filed July 10, 2007 as Instrument No. 200705832;

AND

Non-exclusive easements over part of the Northwest Quarter of Section 1, Township 10 North, Range 12 West of the 6th P.M., in Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 9, 2007, filed July 10, 2007 as Instrument No. 200705831.

Parcel 10:

Non-exclusive easements over part of the West Half of the West Half of the Southeast Quarter, and part of the East Half of the Northwest Quarter, and part of the Southwest Quarter of Section 36, Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 24, 2007, filed June 5, 2007 as Instrument No. 200704652.

Parcel 11:

Non-exclusive easements over part of the West Half of the Northwest Quarter of Section 36, Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 17, 2007, filed June 5, 2007 as Instrument No. 200704653; Re-recorded May 14, 2008 as Instrument No. 200804175.

Parcel 12:

Non-exclusive easements over part of the Southwest Quarter of Section 25, Township 11, North Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated June 15, 2007, filed September 26, 2007 as Instrument No. 200708268.

Parcel 13:

Non-exclusive easements over part of the South Half of the Northwest Quarter of Section 25, part of the South Half of the Northwest Quarter of Section 24, part of the North Half of the Northwest Quarter of Section 24, and part of the North Half of the Northwest Quarter of Section 13, all in Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 17, 2007, filed May 18, 2007 as Instrument No. 200704042 and as corrected by Corrective Pipeline Easement by Owner dated July 29, 2009, filed July 31, 2009 as Instrument No. 200906341.

Exhibit A-4

Parcel 14:

Non-exclusive easements over part of the North Half of the Northwest Quarter of Section 25, Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 22, 2007, filed May 23, 2007 as Instrument No. 200704212.

Parcel 15:

Non-exclusive easements over part of the Southwest Quarter of Section 24, Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated September 11, 2007, filed September 26, 2007 as Instrument No. 200708267.

Parcel 16:

Non-exclusive easements over part of the North Half of the Northwest Quarter of Section 24, located in Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated December 17, 2008, filed January 12, 2009, as Instrument No. 200900173 and as corrected by Corrective Pipeline Easement by Owner dated July 29, 2009, filed July 31, 2009 as Instrument No. 200906342.

Parcel 17:

Non-exclusive easements over part of the Southwest Quarter of Section 13, located in Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated November 21, 2008, filed December 2, 2008 as Instrument No. 200809832.

Parcel 18:

Intentionally omitted

Parcel 19:

Non-exclusive easements over part of the South Half of the Northwest Quarter of Section 13 located in Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 17, 2007, filed May 18, 2007 as Instrument No. 200704043.

Parcel 20:

Non-exclusive easements over part of the South Half of the Northwest Quarter of Section 13 located in Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated December 17, 2008, filed January 12, 2009 as Instrument No. 200900174.

Parcel 21:

Non-exclusive easements over part of the North Half of the Northeast Quarter of Section 13, Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated August 29, 2007, filed August 30, 2007 as Instrument No. 200707457.

Parcel 22:

Non-exclusive easements over part of the Southeast Quarter of Section 12, Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated September 8, 2007, filed September 26, 2007 as Instrument No. 200708272.

Exhibit A-5

Parcel 23:

Non-exclusive easements over part of the Northwest Quarter of Section 12, Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated September 12, 2007, filed September 26, 2007 as Instrument No. 200708266.

Parcel 24:

Non-exclusive easements over part of the North Half of the Northeast Quarter of Section 12, Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated September 11, 2007, filed September 26, 2007 as Instrument No. 200708269.

Parcel 25:

Non-exclusive easements over part of the South Half of the Northeast Quarter of Section 12, Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated September 5, 2007, filed September 26, 2007 as Instrument No. 200708271.

Parcel 26:

Non-exclusive easements over part of the Southwest Quarter of the Southwest Quarter of Section 6, Township 11 North, Range 11 West of the 6th P.M., Hall County, Nebraska, as contained in Surface Easement (Meter & Regulator) filed November 15, 2007 as Instrument No. 200709752.

AND EXCEPTING FROM THE ABOVE DESCRIBED PARCELS OF LAND, THAT PORTION OF PROPERTY DESCRIBED AS Lot 1, Cargill Second Subdivision, in the City of Wood River, Hall County, Nebraska, as set forth within the Special Warranty Deed - Correction Deed filed July 11, 2016, as instrument 201604292, and Correction Deed filed August 15, 2016, as instrument 201605250 in the Register of Deeds of Hall County, NE.

Exhibit A-6